Exhibit 99.1

NEWS

Bioventus Announces Preliminary First Quarter Net Sales and Adjusted EBITDA

DURHAM, NC – April 26, 2022 – Bioventus Inc. (Nasdaq: BVS) (“Bioventus” or the “Company”), a global leader in innovations for active healing, announced today preliminary financial results for the first quarter ended April 2, 2022.

Preliminary First Quarter Net Sales and Adjusted EBITDA
Preliminary, unaudited net sales for the first quarter of 2022 is expected to be in the range of $116.5 million to $118.5 million, reflecting 42% to 45% growth over the prior-year period.
“The Bioventus team exhibited strong performance during the first quarter amid a challenging macro environment,” commented Ken Reali, Bioventus’ chief executive officer. “We continued to deliver above-market revenue growth in Pain Treatments and saw monthly sequential improvements in Surgical Solutions revenue growth as elective procedures began to steadily recover in the second half of the quarter.”
Preliminary, unaudited net loss and Adjusted EBITDA for the first quarter of 2022 is expected to be in the range of ($19.4) million to ($19.0) million and $6.8 million to $7.3 million, respectively. Preliminary, unaudited Adjusted EBITDA for the first quarter of 2022 does not reflect the estimated impact on Adjusted EBITDA resulting from the Company’s acquisition of CartiHeal, which is expected to close in the second quarter of 2022.
See below for a reconciliation of Adjusted EBITDA to the most directly comparable measure calculated in accordance with GAAP, net income (loss). For more information regarding the Company’s use of Non-GAAP financial measures, see “Use of Non-GAAP Financial Measures” below.

Adjusted EBITDA - Quarter Ended April 2, 2022
in thousands	Low	High	Quarter Ended April 3, 2021
Net (loss) income	$(19,400)	$(19,000)	$24,528
Income tax benefit	(800)	(700)	(73)
Interest income, net	(1,600)	(1,600)	(2,876)
Depreciation and amortization (a)	12,500	12,500	7,184
Acquisition and related costs (b)	7,400	7,400	3,916
Restructuring and succession charges (c)	600	600	157
Equity compensation (d)	4,900	4,900	(22,412)
Equity loss in unconsolidated investments (e)	400	400	469
Foreign currency impact (f)	(100)	(100)	(52)
Other items (g)	2,900	2,900	949
Adjusted EBITDA	$6,800	$7,300	$11,790
a.Includes for the quarter ended April 2, 2022 and April 3, 2021, respectively, depreciation and amortization of $9,218 and $5,236 in cost of sales and $3,261 and $1,925 in operating expenses, with the balance in research and development, presented in the consolidated statements of operations and comprehensive (loss) income.
b.Includes acquisition and integration costs related to completed acquisitions, amortization of inventory step up associated with acquired entities, and changes in fair value of contingent consideration.
c.Costs incurred during 2022 were the result of adopting acquisition related restructuring plans to reduce headcount, reorganize management structure and to consolidate certain facilities. Costs in 2021 primarily related to executives transitions.
d.The quarter ended April 2, 2022 includes compensation expense resulting from awards granted under the Company’s equity based compensation plan in effect after its IPO. The quarter ended April 3, 2021 primarily includes the change in fair market value of the BV LLC Phantom Profits Interest Plan (Phantom Plan) accrued liability due to expected pricing with our IPO, which resulted in income. The quarter ended April 3, 2021 also includes compensation expense resulting from awards granted under the Company’s equity based compensation in effect after its IPO.
e.Includes CartiHeal equity investment losses.
f.Includes realized and unrealized gains and losses from fluctuations in foreign currency.
g.Other items primarily includes charges associated with strategic transactions, such as potential acquisitions, debt retirement and modification costs and public company preparation costs, which primarily includes accounting and legal fees.
Selected preliminary financial results for the first quarter of 2022
This press release presents preliminary results, for the periods presented, of Bioventus Inc., including Bioventus LLC, the predecessor of Bioventus Inc. for financial reporting purposes.
Included above are certain estimated preliminary unaudited financial results for the first quarter of 2022. We have provided ranges, rather than specific amounts, for this period because these results are preliminary and subject to change, and there is a possibility that our actual results may differ materially from these preliminary estimates. These ranges are based on the information available to us as of the date of this announcement.

These estimated preliminary results for the first quarter of 2022 are derived from the preliminary internal financial records of Bioventus Inc. and are subject to revisions based on our procedures and controls associated with the completion of our financial reporting, including the audit of our financial statements and all customary reviews and approvals.
These estimated preliminary results should not be viewed as a substitute for financial statements prepared in accordance with U.S. GAAP. Our independent registered public accounting firm has not audited and does not express an opinion or any other form of assurance with respect to, these estimated preliminary results. It is possible that we or our independent registered public accounting firm may identify items that would require us to make adjustments to the preliminary estimates set forth above as we complete our financial statements and that our actual results may differ materially from these preliminary estimates. Accordingly, undue reliance should not be placed on these preliminary estimates. These preliminary estimates are not necessarily indicative of any future period and should be read together with “Risk Factors,” “Special Note Regarding Forward-Looking Statements,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our previous reports filed with the Securities and Exchange Commission.
Use of Non-GAAP Financial Measures
Adjusted EBITDA is a supplemental measure of our performance that is not required by, or presented in accordance with, GAAP. Adjusted EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP. We define the term “Adjusted EBITDA” as net income from continuing operations before depreciation and amortization, provision of income taxes and interest expense, adjusted for the impact of certain cash, non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include equity compensation, change in fair value of contingent consideration, COVID-19 benefits, succession and transition charges, loss on impairment of intangible assets, losses associated with debt refinancing, restructuring costs, acquisition and integration costs, inventory step-up costs, equity loss in non-consolidated investments, change in fair value of contingent consideration, impairments related to variable interest entity, foreign currency impact and other costs.
We believe that this non-GAAP financial measure, when taken together with its GAAP financial measures, is a useful indicator of our operating performance. Our management uses Adjusted EBITDA principally as a measure of operating performance and believes that Adjusted EBITDA is useful to our investors because it is frequently used by securities analysts, investors and other interested parties in their evaluation of the operating performance of companies in industries similar to ours. Our management also uses Adjusted EBITDA for planning purposes, including the preparation of our annual operating budget and financial projections.

By providing this non-GAAP financial measure, together with the reconciliation, we believe we are enhancing investors’ understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing our strategic initiatives. Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation, or as an alternative to, or a substitute for net income or other financial statement data presented in our consolidated financial statements as indicators of financial performance. Due to these limitations, Adjusted EBITDA should not be considered as measures of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our GAAP results and using these non-GAAP measures only supplementally. As noted in the Reconciliation of Non-GAAP metrics table elsewhere in this press release, Adjusted EBITDA includes adjustments to exclude the impact of certain cash, non-cash and other items that we do not consider in our evaluation of ongoing operating performance, including equity compensation, change in fair value of contingent consideration, COVID-19 benefits, succession and transition charges, loss on impairment of intangible assets, losses associated with debt refinancing, restructuring costs, acquisition and integration costs, inventory step-up costs, equity loss in non-consolidated investments, change in fair value of contingent consideration, impairments related to variable interest entity, foreign currency impact and other costs. However, we believe these adjustments are appropriate because the amounts recognized can vary significantly from period to period, do not directly relate to the ongoing operations of our business and may complicate comparisons of our internal operating results and operating results of other companies over time. Each of the normal recurring adjustments and other adjustments described in this paragraph and in the Reconciliation of Non-GAAP metrics table elsewhere in this press release help management with a measure of our core operating performance over time by removing items that are not related to day-to-day operations.
About Bioventus
Bioventus delivers clinically proven, cost-effective products that help people heal quickly and safely. Its mission is to make a difference by helping patients resume and enjoy active lives. The Innovations for Active Healing from Bioventus include offerings for pain treatment, restorative therapies and surgical solutions. Built on a commitment to high quality standards, evidence-based medicine and strong ethical behavior, Bioventus is a trusted partner for physicians worldwide. For more information, visit www.bioventus.com, and follow the Company on LinkedIn and Twitter. Bioventus and the Bioventus logo are registered trademarks of Bioventus LLC.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements concerning our preliminary financial results for the first quarter of 2022, performance of and expectations regarding recent acquisitions, estimated market growth in Pain Treatments and Bone Graft Substitutes, and future growth and strategy. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Factors that could cause actual results to differ materially from those contemplated in this press release include, but are not limited to, the factors discussed in “Selected preliminary financial results for the first quarter of 2022” above, the adverse impacts on our business as a result of the COVID-19 pandemic; our dependence on a limited number of products; our ability to develop, acquire and commercialize new products, line extensions or expanded indications; the continued and future acceptance of our existing portfolio of products and any new products, line extensions or expanded indications by physicians, patients, third-party payers and others in the medical community; our ability to differentiate the hyaluronic acid (“HA”) viscosupplementation therapies we own or distribute from alternative therapies for the treatment of osteoarthritic; the proposed down-classification of non-invasive bone growth stimulators, including our Exogen system, by the U.S. Food and Drug Administration (“FDA”); our ability to achieve and maintain adequate levels of coverage and/or reimbursement for our products, the procedures using our products, or any future products we may seek to commercialize; our ability to recognize the benefits of our investments; our ability to complete acquisitions or successfully integrate new businesses, products or technologies in a cost-effective and non-disruptive manner, including the potential CartiHeal acquisition; competition against other companies; the negative impact on our ability to market our HA products due to the reclassification of HA products from medical devices to drugs in the United States by the FDA; our ability to attract, retain and motivate our senior management and qualified personnel; our ability to continue to research, develop and manufacture our products if our facilities are damaged or become inoperable; failure to comply with the extensive government regulations related to our products and operations; enforcement actions if we engage in improper claims submission practices or in improper marketing or promotion of our products; the FDA regulatory process and our ability to obtain and maintain required regulatory clearances and approvals; failure to comply with the government regulations that apply to our human cells, tissues and cellular or tissue-based products; the clinical studies of any of our future products that do not product results necessary to support regulatory clearance or approval in the United States or elsewhere; and the other risks identified in the Risk Factors section of the Company’s public filings with the Securities and Exchange Commission (“SEC”), including Bioventus’ Annual Report on Form 10-K for the period ended December 31, 2021, and as such factors may be further updated from time to time in Bioventus’ other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov and the Investor Relations page of Bioventus’ website at ir.bioventus.com. Except to the extent required by law, the Company undertakes no obligation to update or review any estimate, projection, or forward-looking statement. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in the Company’s business.

Media Contact:
Jamica Whitaker
919-474-6715
jamica.whitaker@bioventus.com
Investor Inquiries:
Dave Crawford
919-474-6787
dave.crawford@bioventus.com